As filed with the Securities and Exchange Commission on April 2, 2008
                                                 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERUTEK TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

06-1828817
(I.R.S. Employer Identification No.)

65 West Dudley Town Road, Suite 100
Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

VeruTEK Technologies, Inc. 2008 Stock Incentive Plan
(Full Title of the Plan)

John Collins
President and Chief Executive Officer
VeruTEK Technologies, Inc.
65 West Dudley Town Road, Suite 100
Bloomfield, Connecticut 06002
(Name and Address of Agent For Service)

(860) 242-9800
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:
James P. Dvorak, Jr., Esq.
Venable LLP
8010 Towers Crescent Drive, Suite 300
Vienna, VA 22182

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee(2)
Common Stock, $.001 par value per share	2,000,000 shares	$1.40	2,800,000	$111
(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the 2008 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933.  The above calculation is based on the last reported price as reported on the OTC Bulletin Board on March 28, 2008, which was $1.40 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                  Incorporation of Documents by Reference.

    The following documents which have been filed by VeruTEK Technologies, Inc., a Nevada corporation (the “Registrant”), with the Commission are incorporated into this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-KSB as of and for the year ended December 31, 2007, filed with the Commission on March 26, 2008; and

(b)
The description of the Common Stock contained or incorporated in the registration statements filed by the Registrant under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description and including the information contained in the Registrant’s Current Report on Form 8-K filed by the Registrant under the Exchange Act with the Commission on May 15, 2007.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                  Description of Securities.

Not Applicable.

Item 5.                  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                  Indemnification of Directors and Officers.

Under Section 78.138 of the Nevada Revised Statutes (“NRS”), a director or officer of a corporation is generally not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

The Registrant’s Articles of Incorporation, as amended, provide that no director or officer of the Registrant shall be personally liable to the Registrant or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer, except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the NRS.

The Registrant’s directors and officers may be indemnified as provided by the NRS and the Registrant’s Bylaws (the “Bylaws”).

Under NRS Section 78.7502, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, under NRS Section 78.7502, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under NRS Section 78.7502, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Under NRS Section 78.751, any discretionary indemnification pursuant to NRS Section 78.7502, unless ordered by a court, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made (i) by the stockholders, (ii) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.  Notwithstanding the foregoing, the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

The Bylaws provide that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, in each case to the fullest extent permissible under NRS Sections 78.7502 or 78.751, as amended from time to time, or the indemnification provisions of any successor statutes, if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

In addition, the Bylaws provide that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification shall be made with respect to any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Bylaws also provide that to the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the Registrant must indemnify such person against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense.

In addition, the Bylaws provide that expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding referred to above must be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Registrant.

The Bylaws provide the indemnification provisions set forth therein must be liberally construed in favor of indemnification and the payment of expenses incurred in connection with a proceeding in advance of its final disposition and there shall be a rebuttable presumption that a claimant under the indemnification provisions set forth in the Bylaws is entitled to such indemnification and the Registrant shall bear the burden of proving by a preponderance of the evidence that such claimant is not so entitled to indemnification.

The Registrant has no agreements with any of its directors or officers providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed. Not applicable.

Item 8.                  Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant and Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to the SB-2 Registration Statement on Form SB-2 of the Registrant filed with the Securities and Exchange Commission on December 16, 2005 and the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on May 10, 2007, respectively).

4.2	Bylaws of the Registrant (incorporated by reference to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on September 28, 2007).

4.3*	VeruTEK Technologies, Inc. 2008 Stock Incentive Plan.

5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, Counsel to the Registrant.

23.1*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2*	Consent of Carlin, Charron & Rosen, LLP, independent registered public accounting firm.

24*	Powers of Attorney (included in Signature Page).

_________________
*           Filed herewith.

Item 9.                  Undertakings.

(1)           The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Bloomfield, in the State of Connecticut, on this ___ day of March, 2008.

VERUTEK TECHNOLOGIES, INC.

By:	/s/ John Collins
John Collins
President, Chief Executive Officer and Director (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints each of John Collins and Michael Vagnini, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Collins John Collins	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2008
/s/ George Hoag George Hoag	Senior Vice President and Director of Research and Development	March 27, 2008
/s/ Michael Vagnini Michael Vagnini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 27, 2008
/s/ Douglas Anderson Douglas Anderson	Director	March 27, 2008
/s/ Mark Ain Mark Ain	Director	March 27, 2008
/s/ Carlos Naudon Carlos Naudon	Director	March 27, 2008

Exhibit Index

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant and Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to the SB-2 Registration Statement on Form SB-2 of the Registrant filed with the Securities and Exchange Commission on December 16, 2005 and the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on May 10, 2007, respectively).

4.2	Bylaws of the Registrant (incorporated by reference to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on September 28, 2007).

4.3*	VeruTEK Technologies, Inc. 2008 Stock Incentive Plan.

5.1*	Opinion of Ballard Spahr Andrews & Ingersoll, LLP, Counsel to the Registrant.

23.1*	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2*	Consent of Carlin, Charron & Rosen, LLP, independent registered public accounting firm.

24*	Powers of Attorney (included in Signature Page).

_________________
*           Filed herewith.